Exhibit 10.1

No.: Bank of XI’AN South City Loan (2012) No. 7

Loan Contract for Working Capital

Borrower: Xi’an TCH Energy Technology Co., Ltd

Address: 86# Gaoxin Road, Gaoxin district, Xi’an

Legal Representative: Ku Guohua

Phone:

Lender: Bank of XI’AN Co., Ltd. South City Branch

Address: 1# Nan Guan Zheng Road

Legal Representative: Li Peilin

Phone: 87818014

Catalog

Provision I Type of Loan

Provision II Purpose of Loan

Provision III Amount & Term of Loan

Provision IV Interest Rate, Default Interest Rate, Compound Interest Rate, Interest Calculation Method, Interest Settlement

Provision V Pre-Conditions for Capital Withdrawal

Provision VI Arrangement for Capital Withdrawal

Provision VII Loan Distribution

Provision VIII Loan Repayment

Provision IX Account Surveillance

Provision X Security

Provision XI Rights and Obligations of Borrower

Provision XII Rights and Obligations of Lender

Provision XIII Effectiveness, Modification, Rescission and Termination of Contract

Provision XIV Liability for Breach of Contract

Provision XV Miscellaneous

Provision XVI Special Representations and Warranty of Borrower

Provision XVII Dispute Resolution and Application of Law

Provision XVIII Supplementary Provisions

Special Note: prior to the execution of this contract, the borrower and guarantor should read all the terms and conditions in this contract carefully, and should pay special attention to the bold words. If there is any doubt or anything unclear, please promptly consult the lender or professionals. Upon the signing of this contract, it is considered that all the parties understand and agree to all the terms and conditions of this contract.

Borrower: Xi’an TCH Energy Technology Co., Ltd

Lender: Bank of XI’AN Co., Ltd. South City Branch

Guarantor: Shaanxi Trust Re-guarantee Ltd, Ku Guohua

Due to the need of liquidity, the borrower applies to the lender for a loan. To specify their rights and obligations, in accordance with the relevant law, regulation and rules, both parties hereby enter into and agree to comply with the following terms and conditions in this contract.

Provision I Type of Loan

Under this contract, the type of loan is working capital loan.

Provision II Purpose of Loan

1. The loan hereunder shall be used for: Purchasing Power Generation Equipment.

2. Without the written consent by the lender, the borrower shall not change the agreed purpose of the loan in the contract.

Provision III Amount & Term of Loan

1. Under this contract, the amount of the loan is Thirty Million Yuan (in word), the currency type of the loan is RMB.

2. Under this contract, the term of the loan is 12 months (Month/Year), from_____ (day) __3___ (month) __2012___ (year) to _____ (day) __3___ (month) ___2013__ (year).

3. If the loan is withdrawn by one take down, in case any discrepancy between the starting date on the withdraw slip and the starting date in the item 2 under this provision , then the start date on the slip shall prevail, and the corresponding maturity date shall be adjusted accordingly under this contract.

4. If the loan is withdrawn by installments, the repayment date for each installment shall be no later than the maturity date agreed in the article 2 under this provision.

5. The withdraw slip of the loan is an integral part of this contract, and is of equal legal effect.

Provision Ⅳ Interest Rate, Default Interest Rate, Compound Interest Rate, Interest Calculation Method, Interest Settlement

Article 1 Interest Rate

1 The interest rate shall be determined as prescribed in __(2)___ of the following methods:

(1) Fixed Interest Rate: up-float or down-float _____ % based on the corresponding benchmark interest rate of the People’s Bank of China, namely, the monthly interest rate _____ %, and the interest rate will not be adjusted during the term of the contract.

(2) Floating Interest Rate: up-float or down-float _____ % based on the corresponding benchmark interest rate of the People’s Bank of China, and the interest rate will not be changed during the term of the contract, the benchmark interest rate shall be adjusted according to __B___ of the following methods:

A. Monthly Interest Rate _____ %, the benchmark interest rate shall be adjusted from the second day after the adjustment date of the People’s Bank of China.

B. Interest Rate will be adjusted every term, by __Year___ (Year/ Half a Year/Season/Month) as each term. The date of interest rate for the first term shall be the effective date on the loan agreement, which is determined by the lender in accordance with the corresponding benchmark interest rate published by the People’s Bank of China on the effective date of the contract and the floating rate agreed by both parties, namely, monthly interest rate is_6.0133‰_. The date of interest rate determination for the second term and the succeeding terms are the corresponding dates in relation to the effective date of the contract. The interest rate for every term shall be determined by the lender in accordance with the corresponding benchmark interest rate published by the People’s Bank of China on the effective day of the contract and the floating rate agreed by both parties. If the month doesn’t have the corresponding date of the effective date of the contract, the corresponding date shall be the last date of the month.

As for the installment loan withdrawal, no matter how many installments are taken, the interest rate shall be the interest rate on the effective date of the contract or the corresponding date.

The anniversary date for the contract effective date is the date when the term is matured. For example, if the effective date of the contract is May 9th, and the term is one month, then the anniversary date is June 9th of this year. As if the term is a quarter, the anniversary date shall be August 9th; If the term is half a year, the anniversary date of the term shall be November 9th; if the term is a year, the anniversary date of the term shall be May 9th, next year.

(3) The other methods:

2. The lender shall notify the borrower within 30 days after the interest rate is changed in a proper way. However, no matter the notification arrives or not, it does not affect the changes and the exercise of the changed interest.

3. If the People’s Bank of China adjusts the interest rate or the methods of determining the interest rate, the relevant regulations of the People’s Bank of China prevails.

Article 2 Default interest rate and compound interest rate

1. If the borrower doesn’t use the loan in accordance with the purpose agreed in contract, the default interest rate will be rise _100____ % (50%—-100%) more than the loan interest rate. As for the unpaid interest, the compound interest, which is _100____ % (50%—-100%) more than loan interest rate, shall be charged. As for the loan interest rate adjusted according to the article 1 of this provision, the default interest rate and compound interest rate shall be adjusted accordingly in accordance with the adjusted loan interest rates and the floating rates mentioned above.

2. Under this contract, the default interest rate for the overdue loan shall be __50__ % (30%—-50%) more than the loan interest rate. As for the unpaid interest, the compound interest, which is _50____ % (30%—-50%) more than loan interest rate, shall be charged. As for the loan interest rate adjusted according to the article 1 of this provision, the default interest rate and compound interest rate shall be adjusted accordingly in accordance with the adjusted loan interest rates and the floating rates mentioned above.

3. As for the overdue loan and misuse occur simultaneously, charge the default interest rate or compound rate according to the principle of higher interest rate, but no charging of the two defaults concurrently.

4. If the borrower could not pay the interest on time, the compound interest shall be charged according to the loan interest rate of the unpaid interest. If the overdue loan occurs, the compound interest shall be charged according to Sub-section 2 under Article 2 of this provision.

Interest Bearing:

1. The loan interest is calculated since the day when the loan is deposited into the borrower’s designated account. Under this contract, the loan interest is accrued daily, and the day interest rate=annual rate/360=monthly rate/30.

2. The default interest is calculated from the day of overdue and diverting.

3. If the borrower could not pay the interest on the agreed day in this contract, the compound interest shall be charged from the next day.

Interest Settlement:

1. As for the loan of fixed interest rate, the interest shall be calculated according to the agreed interest rate. As for the loan of floating interest rate, the interest shall be calculated according to the interest rate of the corresponding floating term. If there are multi-floating changes of the rate within a single interest term, the interest will be not calculated separately. When the loan is due, the interest shall be paid off with the principal on the loan.

2. _(1)_ of the following methods will be selected for interest settlement under this contract:

(1) Interest settlement by month, the day for interest settlement is the 20th of every month.

(2) Interest settlement by season, the day for interest settlement is the 20th of the last month of the season.

(3) The other method ___________________

Provision V Pre-Conditions for Capital Withdrawal

Article 1 Prior to the first-time capital withdrawal, the following documents shall be submitted by the borrower to the lender: If the documents submitted are photocopies, the company seal shall be stamped on each copy to prove its authenticity, integrity and consistency with the original document.

1. The original copy of the company’s resolution made by the company’s decision-making body according to the company’s articles of incorporation.

2. The ID card of the legal representative/principal, the authorization document of the authorized agent and the original script of their signatures.

3. The list of the stakeholders, directors and the relevant senior mangers and the original script of their signatures.

4. The current effective bylaw of the borrower.

5. The current effective organization code certificate of the borrower, the document proving that the enterprise’s business registration certificate (public institution: Registration Certificate of Legal Person) has passed the latest annual verification, Tax Registration Certificate (National Tax and Local Tax) and loan card.

6. Original copies of valid security contract, the relevant registration documents and the relevant insurance documents.

7. The other files needed.

Article 2 Prior to the first time of loan withdrawal and every loan withdrawal, the conditions the borrower shall meet:

1. Opening an account according to the contract and the requirements of the lender.

2. Submitting the loan withdrawal application to the lender, and handling the relevant procedures according to the corresponding regulations and the requirements of the lender.

3. If the loan under this contract is in the form of foreign currency, the borrower shall go through the procedures of getting approval, registration and the other law procedures related to this contract.

4. The security contract and insurance shall be valid during the contract period.

5. No breaching event to contract, and no event that might cause to breach the contract.

6. The statement and assurance made by the borrower during reaching the agreement shall be kept valid on the day of capital withdrawal, and no any unfavorable substantial change.

7. No law, regulation and the relevant authority prohibit the lender to provide the loan under this contract.

8. The other conditions for capital withdrawal agreed by the two parties:

Provision VI Arrangement of Capital withdrawal

Article 1 __(1)___ of the following methods will be selected by the borrower to draw the capital.

1. Borrower draws the loan at one time, and transfer the all the capital into the account opened at the loan providing bank.

2. Loan-withdrawal will be carried _____ times, the specific sum and date for loan withdrawal is as follows:

(1)

Date _____ Month _____ Year _____, Sum (Capitalization) _____ (Small Letter: _____)

Article 2 When the borrower draw the loan according to the provisions of the item 2, article1 of this provision, if there is any advancement or any postponement in terms of the loan withdrawal, the borrower shall submit the written application to get the written approval of the lender.

Article 3 If the borrower needs to cancel the entire loan or the undrawn part of the loan of this contract, he shall submit the application to the lender 15 days prior to the loan withdrawal date confirmed by the contract. The cancelation becomes effective upon getting the written approval from the lender.

Article 4 Under the following conditions, the lender can cancel the entire loan or the undrawn part of the loan, and charge a compensation fee which is __5___ % of the canceled part:

1. If the borrower has not handled the loan withdrawal procedures in accordance with the withdrawal date, withdrawal period or withdrawal plan, and has not applied the postponed withdrawal, the lender has noticed the borrower to handle the relevant procedures in 10 days, but the borrower has not handled them before the time limit.

2. If the loan-withdrawal is in accordance with the 3rd Item, Article 3 of this provision “withdrawal capital by the other means”, and the borrower doesn’t draw the loan or doesn’t draw the entire loan on the withdrawal day.

Article 5 If the borrower applies to draw the loan, he shall follow the loan-withdrawal procedures and submit to the lender for verification ___10__ (5 days or 10 days) in advance.

Article 6 The specific withdrawal-date, repayment-date and the sum of withdrawal shall be subject to the contents of the loan voucher.

Provision VII Payment of Loan

Article 1 __(1)___ of the payment methods will be adopted under this contract:

1. The method of entrusted payment will be adopted completely.

2. The method of direct payment will be adopted completely.

3. If the payment receiver is definite and the amount of a single payment exceeds 3 million Yuan, the entrusted payment method will be adopted; if the amount of a single payment is less than 3 million Yuan, the direct payment method will be adopted.

4. The other methods:

Article 2 The payment methods under this contract will be differentiated depending on the different situations, and the borrower agrees that the lender will manage and supervise the loan payment.

1. Entrusted payment by the lender means that the lender, according to the borrower’s draw-down application and payment instruction, pay the loan to the borrower’s debtor whose usage meets the contract provisions.

When the method of entrusted payment is selected, after the lending of the loan, the lender is entitled to verify (include entrusting the third party to verify) whether the payment receivers, the sum of payment and the other information listed on the payment application provided by the borrower is consistent with the contract and the other proving materials prior to the distribution of loan. After approval, pay the loan to the borrower’s debtor. The lender is entitled to refuse the payment application which is not consistent with the provision of this contract, and any consequence or damage caused by this shall be borne by the borrower.

2. Direct payment by the borrower means that, after the lender releases loan capital to the borrower's account according to the borrower's drawdown application, the borrower directly pays such loan capital to its counterpart consistent with the purposes stipulated in the loan contract.

 With respect to direct payment by the borrower, the borrower shall report the payment situation of the loan capital to the lender on a __Month___ (periodic basis, month/season), and the lender is entitled to check whether the payments are made for purposes as stipulated in the loan contract by making account analyses, voucher verification or on-site investigation.

Article 3 During the process of checking, if the lender found that the following situations of the borrower occur, the lender may request the borrower to correct within a time limit; if the borrower does not correct within the required time limit, the lender is entitled to raise up the pre- conditions of loan granting and payment, or suspend the granting and paying of the loan, and request the borrower to assume relevant liabilities according to this contract:

1. The real usage of the capital is inconsistent with the usages stipulated in the contract;

2. The credit standing of the borrower deteriorates.

3. Its principal business profitability becomes weak and the use of loan shows abnormal situations.

4. It doesn’t pay the loan according to the contract, or adopt the method of breaking the whole into parts to avoid entrusted payment;

5. The designated payment account of the borrower is frozen or stops paying by the relevant authority.

6. The other situations which our bank considers that should change the methods of distributing the loan or stop the loan.

Article 4 When the borrower applies each loan to be paid through the special account for loan, it shall submit the application to the lender 3 days in advance. After the ratifying by the lender, pay the applied loan to the borrower; when the lender considers that the payment application submitted by the borrower doesn’t meet requirments, the lender is entitled to request the borrower to amend or refuse the borrower’s application, and the postponing or any liability shall be born by the borrower himself, and the lender will not bear it.

Provision Ⅷ Repayment of Loan

Article 1 Source of Repayment Capital:

1. The capital, which is used to repay the principal and interest by the borrower should be from but not limited to:

(1)______Operating Income___________________________________

(2)______Account Receivable__________________________________

2. No matter the other contract in which the borrower is one party stipulates the repayment capital source, the other contract can not effect the obligation fulfilling of the borrower under this contract. No matter what situation happens, the borrower shall not refuse to fulfill the repayment obligation under this contract by referring to the Item 1st, Article 1 of this provision.

3. When the sum of the capital repaid by the borrower could not clear off the sum due under this contract, the lender is entitled to decide the repaying order of the principal capital, interest, default interest, compound interest and fee.

Article 2 Methods of Repayment:

The borrower shall prepare the enough capital for the due interest or principal capital in the account opened by the borrower prior to the date of interest settlement or the date of repaying the principal loan, and entrust the lender to collect the interest or principal loan on the date of interest settlement or the date of repaying the principal loan; or entrust the lender collect the capital from the any Account opened by the Borrower with XI’AN BANK CO., Ltd and any branch of XI’AN Bank to pay the principal loan and interest on the repayment date stipulated by this contract. This contract could be the entitled voucher for the borrower entrusting the lender to collect loan.

Article 3 Plan of Principal Loan Repayment:

The borrower shall pay the enough interest according to the contract, and repay the principal according to the __2___ of the following agreements.

1. Repayment once for all, the borrower repays the entire principal capital on the mature date.

2. Repayment by several times, the sum of the principal capital and dates are as follows:

(1)

Date _____ Month _____ Year _____, Sum (Capitalization) _____ (Small Letter: _____)

(2)

Date _____ Month _____ Year _____, Sum (Capitalization) _____ (Small Letter: _____)

(3)

Date _____ Month _____ Year _____, Sum (Capitalization) _____ (Small Letter: _____)

(4)

Date _____ Month _____ Year _____, Sum (Capitalization) _____ (Small Letter: _____)

(5)

Date _____ Month _____ Year _____, Sum (Capitalization) _____ (Small Letter: _____)

(The annex could be attached when there are many more times than listed here.)

 3. The other methods of repayment:

Article 4 Repayment in Advance

1. If the borrower wants to repay the principal capital of the loan, he shall submit the written application to the lender 10 days prior to the advancing repayment date, and get the written consensus of the lender.

2. If the borrower repays the principal capital of the loan, the interest shall be counted according to the real days of using the loan and the interest rate stipulated by this contract.

3. If the lender agrees that the borrower repays the principal capital of the loan, he is entitled to charge the compensation capital stipulated in this contract from the borrower, and the compensation capital shall be charged in accordance with the following provisions:

Sum of the compensation=the sum of the advanced repayment * monthly interest rate _____ % * _____ (0%—-100%). If the loan using days is less than a month, count the compensation by a month.

4. Repayment with the lender’s consensus, the principal capital repaid is no less than _____ Yuan (Capitalization), and shall be the integer times of _____ Yuan (Capitalization).

5. If the borrower repays in advance, the capital to be repaid shall be reduced according to the reversed order stipulated in the item 2nd, Article 3rd of this provision and the interest of the unpaid loan shall be counted according to the interest rate stipulated by this contract.

6. If the borrower could not repay the loan according to the repayment plan stipulated by this contract, he shall submit the written application for postponing to the lender 30 days prior to the mature day. After the checking and acceptance of the lender, sign the agreement of postponing with the lender; before the signing of the agreement of postponing, this contract will be implemented further.

Provision IX Supervision of Account

Article 1 The borrower shall open the account which is specially for receiving the loan and payment with the lender (Account Number: ____) and the account for capital receivable account (Account Number: _____), and entitle the lender supervise the accounts according to the relevant regulations of accounts management and this contract.

Article 2 The borrower shall deposit the following, including but not limited to, business income, investment benefits and the other capital into the capital receivable account, and report to the lender the flowing-in and flowing-out of the capital of this account.

Article 3 The borrower promises that the payment of the loan shall be only used for working capital, and the repayment of the principal, interest, default fee, compensation fee and other relevant fees under this agreement; it shall not be used in investing in the real estate and stock market, or where is prohibited by the government.

Article 4 If the lender stops the payment, payment limits and the other measures on the supervise account according to this contract, no legal liability shall be born by the lender.

Provision X Guarantee

1. The guarantee method of the loan under this contract is: Joint and several liabilities Guarantee.

2. The borrower has the obligation to assist the lender, and facilitate the lender to sign the following guarantee contracts with the guarantor on the specific items:

Series Number: Xi’an Bank South city branch Baozi [2012] No.007 Contract of Guarantee

Others: Xi’an Bank South city branch Gebaozi [2012] No.007, Personal Guarantee Contract

3. The guarantee contracts are the subcontracts of this contract.

Provision XI Rights and Obligations of the Borrower

Article 1 The rights of the borrower:

1. Draw and use the loan according to the purpose and period stipulated by this contract.

2. Upon meeting prerequisite requirements of the lender, the borrower is entitled to apply the extension of the loan.

3. has the right to refuse any additional conditions out of this contract, including the supplementary agreements.

4. has the right to require the lender to keep the financial reports and business information related to manufacturing and operation provided by the borrower in secret, except for the laws and regulations required otherwise, or the information required by the authority, or agreed by the parties.

5. With the consensus of the lender, the borrower could transfer the debt under this contract to a third party.

6. If the lender breaks the law and regulation during the loan-granting process, the borrower has the right to report it to the authority and the relevant departments.

Article 2 Obligation of Borrower:

1. Repay the principal capital and interest (including compound interest and default interest) under this contract according to this contract.

2. Bear the relevant fees of credit investigation, evaluation, auditing, appraising, inquiring, searching, registration, notarization and litigation fee, arbitration fee, lawyer fee, traveling cost, transporting cost and the other fees which are paid by the lender for the realization of creditor’s rights.

3. Use the loan according to the purpose stipulated by this contract, no diverting, impropriating or using the loan for the illegal transaction; shall not draw out the capital illegally, transfer assets or take advantage of the related party transaction to avoid the debt under this contract; shall not use the illusory contract of the related parties, and use the notes receivable, account receivables and the other creditor’s rights without the real transactions to discount or cash out at the bank to extract capital and credit.

4. Cooperates with the lender actively to check and supervise the manufacturing, management, finance and the usage of the loan, and has the obligation to provide the balance sheet and income statement of each period and the other materials, shall not provide illusory materials to hide the important business facts, and be responsible for the authenticity, integrity and effectiveness of the materials provided.

5. Within the term of this loan, the borrower shall not exceed the following financial indexes:

(1) asset-liability ratio shall not exceed: ____________

(2) Liquidity ratio shall not exceed: _________________

(3) Quick ration shall not exceed: __________________

(4) Sales Growth Rate shall not be lower than: _____________

6. Accept consciously and cooperate actively with the lender and its entrusting institute to check, understand and supervise the using status of the loan under this contract; accept consciously and cooperate actively with the lender to supervise the account under supervision and mange the payment account for loan, and provide the above relevant document, materials and information to the lender on the basis of __Monthly___ (Monthly/Quarterly).

7. Prior to transfer all or part of the debts under this contract to the third party, the written consent of the lender shall be achieved.

8. When the lender transfer all or part of the debts under this contract to the third party, the borrower shall perform its obligation to the transferred part or all of the debts transferred to the third party according to this contract.

9. If the borrower is a group client, the borrower shall report the related party transaction which is 10% more than its net asset to the lender, including: (1) The relationship among the transaction parties; (2) transaction projects and nature; (3) Sum of transaction and the relative ratio; (4) Pricing policy.

10. Upon receiving the notice delivered by any means, the borrower shall send the return receipt to the lender within 3 days after receiving.

11. As for the changing of dwell, address, business scope and legal representative, the major managers and the other major industrial and commercial registration, the borrower shall notify the lender in written form of the changing items within 7 days after changing.

12. When the major events or the material adverse events which include contracting, leasing, entrusting, shareholding reformation, joint operation, merging, venturing, separation, capital reduction, acquisition and reorganization, material increase debt financing, changing of controlling shareholder or the major transferring of asset, production halting, termination of business, dissolution, bankruptcy liquidation and the other events, the borrower shall notify the lender at least 30 days in advance to get the written consensus of the lender, or the above actions could not be carried out before debt settlement.

13. If the following events or the other events that challenges the normal business operation of the borrower and imposes the material adverse effect on the repayment by the borrower, the borrower shall notify the lender immediately, and repay the loan according to the requirement of the lender or provide the new guarantee agreed by the lender:

(1) Being filed for bankruptcy, being canceled or revoked business license.

(2) Including but not limited to the involvement of major economic controversy, deterioration of financial status, major administrative punishment, damaging of reputation.

(3) The borrower fails to repay other debt due, transacts at material unreasonable price, transfers asset at low price and for free, reduces or discharges of the debt of the third party, fails to exercise rights or tenders guarantee for the third party.

(4) The shareholders of the borrower abuse the independent legal person status of the company or shareholder’s limited liability to avoid debts.

(5) The controlling shareholder and its related company encounter the major crisis in business operation or finance, or the major related party transaction between the borrower and its controlling shareholder or other related party company and it affects the company’s normal business operation;

(6) The major changes of guaranty under this contract include, value of the guaranty reduced, the guaranty damaged or lost, or the guarantee ability reduced of the guarantor, which effect the realization of the creditor’s rights.

14. The guaranty under this contract shall not be disposed by the guarantor without the written consent of the lender.

15. Complies with the promise and guarantee items for the lender strictly, and shall not breach the financial indexes agreed by the two parties.

16. The other obligations:

Provision XII Rights and Obligations of Lender

Article 1 Rights of Lender

1. Requires the borrower to repay the principal, interest and fee of the loan on time, exercises the other rights stipulated by this contract, and requires the borrower to fulfill the other obligations under this contract.

2. Is entitled to check the situations of manufacturing, financial status, inventory and usage of the loan, and is entitled to exercise the dynamic supervision on the usage of the loan, the payment of the loan and income account for project.

3. Is entitled to with draw the loan before due according to the capitals withdrawal situation.

4. Is entitled to participate in the major financing, asset sale, merging, separation, shareholding reformation, bankruptcy liquidation of the borrower, to protect the lender’s creditor’s rights.

5. For the activities of avoiding supervision, delinquency of principal and interest and the other serious noncompliance committed by the borrower, the lender is entitled to exercise credit sanctions, notify the relevant authority, and collect the capitals publicly by request through media.

6. The lender is entitled to transfer the creditor’s right to the third party without the consent of the borrower or guarantor.

7. Apart from the debt under this contract, if the borrower owes the other mature debts to the lender, the lender is entitled to collect RMB or the other currencies in the accounts that the borrower opened with XI’AN Bank Co., Ltd and the its branches, and is entitled to use the collected capital to clear any mature debt without notifying the borrower in advance. If there is the need to handle the procedures of exchange settlement and sales or foreign currency changing, the borrower is of the obligation to assist the lender’s handling, and the risk of exchange rate will be born by the borrower.

8. The other rights:

Article 2 The obligations of the Lender

1. In accordance with the contract, provide loan to the borrower. However, the except for the failure to provide loan due to the reasons of the borrower and the other reasons could not be attributed to the lender.

2. Keep the information of manufacturing, business operation, and finance and management provided by the borrower in confidence, except that the contract, law and regulations or the government authorities impose the other requirements on the information.

3. Within 30 days after the lender transfers the debt under this contract, the lender is obliged to notify the borrower. The means of notification can be telephone, fax, e-mail, letter or public announcement.

4. The lender is prohibited to bribe to or solicit and receive bribe from the borrower and its staffs.

5. The other obligations:

Provision XIII Becoming Effective, Modification, Dissolution and Termination of Contract

Article 1 Becoming Effective of Contract:

The contract becomes effective after the two parties sign or stamp.

Article 2 Modification of Contract

1. If the borrower applies rollovers, it shall submit the written application and the written confirmation of continuous guaranteeing from the guarantor to the lender 30 days before this contract expires. Before the signing of the rollovers agreement, this contract shall still be effective.

2. Other than the modification and termination permitted by this contract or law, any party shall not modify or terminate this contract. If there is a need to modify or terminate this contract, the written agreement shall be signed after the consensus of the two parties. Before reaching the written agreement, this contract shall be still valid.

3. The debt of the borrower shall not be exempted due to any of the following conditions:

(1) The creditor or debtor encounters the situations of restructuring, merging, annexing, separation, increasing or reducing capital, venturing, joint operation and so on;

(2) The creditor entitles the third party to exercise its rights under this main contract.

Article 3 the dissolution and termination of Contract

Since this contract becomes effective, after the principal loan, interest, compound interest, default interest, penalty and fees of realization of creditor’s rights have been paid, and then the contract is terminated. However, if any of the following situations occurs, the lender is entitled to stop providing the loan, announce the loan to become mature early, collect part or all of the principal and interest, terminate the contract or take the other measures to protect its asset intact, and ask the borrower to bear the liability for breach of contract and compensate for loss:

1. Any of the following situations occurs with respect to the borrower and the lender believes that its creditor’s rights under this contract could be in risk:

(1) The borrower violates any obligation stipulated by this contract or any legal obligation.

(2) The borrower expresses outstandingly or expresses by its action that it will not fulfill any obligation under this contract.

(3) The borrower commits major cross breaches, transacts at materially unreasonable price, transfers asset at low price and for free, reduces or discharges of the debt of the third party, fails to exercise its rights, or tenders guarantee for the third party.

(4) The shareholders of the borrower abuse the independent legal entity status of the company or shareholder limited liability to avoid debts.

(5) The controlling shareholder (or its real controller) and its related company encounter the major crisis in business operation or finance, or the major related party transaction between the borrower and its controlling shareholder or the other related party company impacted its normal business operation;

(6) The borrower does not follow the purpose stipulated by this contract to use the capital, and does not pay the loan capital according to the means stipulated by this contract, or fails to observe the promises and breach the agreed financial indexes.

(7) Any representation and warranty of the borrower is illusory, false or with omission.

(8) Any of the prerequisites stipulated by this contract for the loan providing has not been met constantly.

2. The lender considers that the following situations of the guarantor which could risk the creditor’s rights:

(1) Violating any content of the guarantee contract, or there are any false, mistake, omission in the statement and the promises.

(2) The guarantor encounters the situation stipulated in the item 12, Article 11, Section 2, Provision 11.

(3) The guarantor expresses outstandingly or expresses by its action that it will not fulfill any obligation under this contract.

(4) The other situations in which the guarantor may lose its warranting ability which risks the creditor’s rights of the lender.

3. The following situation occurring in mortgage, pledge which could be considered by the lender risky to the creditor’s rights under this contract:

(1) Due to the third person’s action, national expropriation, confiscation, requisition, free recovery, removing, fluctuation of market and the other reason, the mortgage and pledge asset is damaged, lost or devalued.

(2) The mortgaged or pledged asset is sealed up, detained, frozen, collected, taken into custody, auctioned, supervised administratively or the controversy of its ownership.

(3) The pledgor or mortgagor violates the pledging contract or mortgaging contract, or there exists any false, illusory or missed parts of the statement and promises.

(4) The other situations may risk the lender’s mortgage rights or pledge rights.

4. The guarantee does not stand or fails to be effective, is canceled or dissolute, or the guarantor expresses outstandingly or expresses by its action that it will not fulfill any obligation of guarantee, or the guarantor loses part or entire of the guaranteeing ability, or the guaranty devalues and the other situations that considered to be risky to the security of the creditor’s rights under this contract by the lender.

Article 4 If this contract is modified, terminated or expired early, the loan obtained by the borrower and the due interest shall be paid according to this contract.

Article 5 The invalidity or non-execution of any article of this contract doesn’t influence the effectiveness and execution of the other articles, and doesn’t reduce the effect of the entire contract.

XIV Liability for Breach of Contract

Article 1 After this contract becomes effective, the two parties shall implement this contract on the basis of honesty, integrity, cooperation, economy principles. Any party who does not implement, or does not implement entirely or postpones implementing the agreed obligation stipulated by the above articles, shall assume the liability for breach of the contract, and compensate the loss to the other party due to its faults. When there is no clear liability clauses in this contract, the parties shall assume the responsibility of continuously implementing this contract, adopting the remedy measures and compensating the losses according to the law.

Article 2 As for the borrower failing to observe this contract when it draws the loan, and late withdrawing the loan without the permission of the lender, the lender is entitled to count and collect the default sum according to the contract interest rate day by day.

Article 3 If the lender fails to provide the loan according to the contract, the lender shall pay the postponing default sum according to the contract interest rate day by day, exception that the failure of providing the loan by the lender is caused by the borrower or the reason can not be attributed to the lender.

Article 4 If the borrower fails to repay the principal and interest under this contract, the lender is entitled to require the borrower to pay off within a limited time, and the borrower entrusts the lender collect the capital in all the accounts opened with XI’AN Bank and its branches to compensate for the debt under this contract.

When the capital collected is foreign currency, exchange it into RMB according to the buying rate published by the lender on the day of collecting.

Article 5 As for the borrower violating the obligation of this contract or legal obligation, or the borrower, guarantor and guaranty encounter the certain situations that the lender considers risky to the security of the creditor’s rights, the lender is entitled to require the borrower provide the guaranty recognized by the lender, stop providing the loan unilaterally, and announce the loan is mature early and to terminate the contract.

Article 6 When there is no clear liability clauses in this contract, the parties shall assume the responsibility of continuously implementing this contract, adopting the remedy measures and compensating the losses according to the law.

Provision XV Miscellaneous

Article 1 The action of releasing loan by the lender even when the borrower fails to meet the capital withdrawal conditions under provision VI, shall not be considered as lender’s breach.

Article 2 Unless there are the reliable evidences saying otherwise, the inner financial record of creditor’s principal, interest, fee and the repayment notes, the bills, voucher made during the debtor withdrawing the loan, repaying the principal and interest, and the record, voucher of calling in loan are the effective evidences of the creditor relationship under this master contract. The guarantor shall not raise an objection just because that the mentioned records, notes, bills, vouchers are made or reserved by the creditor unilaterally.

Article 3 Borrower (Make a choice between the two):

■ Agree to perform the notarization which entrusts this contract to have the enforcement effect. When the borrower refuses to fulfill or refuses to fulfill suitably the obligations of this contract, the borrower will accept the compulsory enforcement of court.

□ Refuse to perform the notarization which entrusts this contract to have the enforcement effect.

Article 4 The parties agree the term of this contract has been changed from 24 months to 12 months under item 2 provision III. At the loan maturity date, borrower shall pay back the loan principal in one payment under item 3 provision VIII.

Article 5 If the debtor does not fulfill the contract, the debtor and the guarantor agrees to accept the enforcement of the court.

Provision XVI Special Representation and Warranty of Borrower

Article 1 The borrower is set up in accordance with law, and is a legal (or it is the branches authorized by the legal entity). The borrower is entitled to sign the contract and has the ability to implement this contract.

Article 2 The borrower has finished all the inner approval procedures which are needed to sign this contract and the one who signs on this contract is the legal representative/principal or authorized agent. When the contract becomes effective, it has the legal binding effect on the borrower.

Article 3 The documents, materials, voucher from the borrower, the guaranteeing party and mortgage provided are real, effective, accurate, integrated, no including any major mistakes which is inconsistent with the facts or the omission of any major facts.

Article 4 The borrower has read all the content of this contract. On the requirement of the borrower, the lender has made explanation of this contract. The borrower understands fully the meaning of this contract and the corresponding legal consequences.

Article 5 The borrower agrees the lender investigate the credit status of the borrower with People’s Bank of China, and the credit database approved by the credit investigation authority or the relevant department, agrees the lender to provide the information to People’s Bank of China and the credit database approved by the credit investigation authority. The borrower agrees that the lender could use and disclose the borrower’s information for relevant business need.

Article 6 Other than the written notification to the lender before the signing of this contract, the borrower does not involve into or is to be involved in any lawsuit, arbitration or administrative procedures which would influence the borrower’s implementation of this contract.

Article 7 Cooperate actively with the lender to manage the payment of loan and after loan is distributed and relevant inspections.

Article 8 Use the loan in accordance with the purpose stipulated by this contract; Pay the loan capital in accordance with the means stipulated by this contract.

Article 9 As for the major events such as investment abroad, increase debt financing, merging, separation/stock transferring, the consensus of the lender shall be received in advance.

Article 10 The lender is entitled to take back the loan early according to the situation of capitals withdrawal.

Article 11 When the major adverse events which could impact the ability of repayment are encountered, notify the lender immediately.

Article 12 The borrower shall recognize the interest rate risks completely. If the lender adjusts the interest rate level, i.e. interest counting or settlement according to the changes of national interest rate policy or the stipulations of this contract, causes the interest, default interest and compound interest increase, the borrower shall bear the paying responsibility for the increased part.

Article 13 Under the same conditions, the borrower’s accounts settling, capital collection and payment and the other Intermediate business, ___no less than the ration of the lender’s loan_______ (the entire/no less than the ration of the lender’s loan) shall be performed by the lender.

Provision XVII Dispute Resolution and Application of Law

Article 1 Solution of disputes:

The disputes, which emerge during the process of signing and implementing this contract, shall be settled by the consensus of the two parties. If the disputes can not be solved by negotiation, any party could (make a choice among the following):

■ Apply the compulsory enforcement of the court according to the notarization document which is of forced effect.

□ Institute legal proceedings to the local People’s Court of the lender.

□ Apply arbitration to the __________ arbitration committee.

Article 2 Application of law

Law of the People’s Republic of China is applicable for the signing, implementing and disputes resolution.

XVIII Supplementary Provisions

Article 1 If the withdrawal date, principal repay date, interest settlement date is a legal holiday, then it is postponed to the next working day.

Article 2 This contract is signed in __Five____ copies. The borrower has one, and the lender has two, and the notary department has one. All of the copies have the same effect.

Article 3 The annexes of this contract includes agreement for extension, supplementary agreement, application for capital withdrawal, repayment plan, which are the indispensable parts of this contract and have the same effect of this contract.

Borrower (official seal):             Lender (official seal):

Legal Representative:              Legal Representative

(Or authorized Agent)             (Or authorized Agent)

Date____ Month ____ Year 2012     Date____ Month ____ Year 2012

Guarantor (official seal):

Legal Representative:

(Or Entrusted Agent)

Date____ Month ____ Year 2012